UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2009

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Travis Tower
1301 Travis, Suite 2000
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

Purchase Agreement

On September 30, 2009, Edge Petroleum Corporation (the “Company”) and its subsidiaries, Edge Petroleum Exploration Company (“EPEX”), Miller Exploration Company (“Miller”), Edge Petroleum Operating Company, Inc. (“EPOC”), Edge Petroleum Production Company (“EPPC”) and Miller Oil Corporation (“Miller Oil” and, together with EPEX, Miller, EPOC and EPPC, the “Subsidiaries” and, together with the Company, the “Debtors”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with PGP Gas Supply Pool No. 3 LLC (the “Proposed Purchaser”) pursuant to which the Proposed Purchaser will acquire all of the equity interests of each of the reorganized Subsidiaries (together, the “Equity Interests”).

The Purchase Agreement contains certain covenants by the Debtors, including, among others, the agreement by each Debtor to file voluntary petitions (the “Chapter 11 Cases”) for reorganization relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Bankruptcy Court”) within five (5) business days of the date of signing of the Purchase Agreement (such bankruptcy filing date, the “Filing Date”).

Pursuant to the Purchase Agreement, the effective date for the sale of the equity interests of the reorganized Subsidiaries is June 30, 2009. The consideration for the Equity Interests to be conveyed pursuant to the Purchase Agreement is $191 million, subject to adjustment for, among other things, a downward adjustment related to certain changes in the NYMEX Strip Price over the five year period from January 1, 2010 through December 31, 2014 (the “Gas Pricing Downward Adjustment”).  The Gas Pricing Downward Adjusment is capped at approximately $23.9 million.  In addition to the Gas Pricing Downward Adjustment, the Purchase Price is subject to further adjustments, as provided in the Purchase Agreement, including, among others, adjustments relating to (i) costs and expenses incurred by the Debtors in connection with the maintenance of the Debtors’ properties before and after the effective date, (ii) changes in the value of certain of the Company’s hedging contracts in the event of their early termination prior to the closing, (iii) gas imbalance volumes, (iv) environmental conditions, if any, (v) title defects and benefits, if any, (vi) taxes, (vii) proceeds of production before and after the effective date, (viii) unsold inventory as of the effective date, and (ix) prepaid items.  The proceeds from the sale of the Equity Interests will be used to substantially reduce the Company’s indebtedness under the Company’s Fourth Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) among the Company, Union Bank, N.A. (f/k/a Union Bank of California, N.A), as administrative agent (the “Administrative Agent”) and as issuing lender, and the other lenders party thereto.  The Company currently has approximately $226.5 million of outstanding principal under its Credit Agreement which is substantially in excess of the proceeds expected to be received pursuant to the Purchase Agreement.

The Purchase Agreement also (i) provides for a break-up fee (the “Break Up Fee”) of $6 million together with an expense reimbursement (the “Expense Reimbursement”) of up to $500,000 to the Proposed Purchaser under certain circumstances if the transaction is not ultimately consummated with the Proposed Purchaser, (ii) a deposit by the Proposed Purchaser of $8 million and (iii) a liquidated damages provision which generally provides for a limitation on damages in the amount of $8 million that may be claimed by the Company in the event of a breach by the Proposed Purchaser of certain of the terms and conditions of the Purchase Agreement (including certain breaches by the Proposed Purchaser which may result in the transactions contemplated by the Purchase Agreement not being consummated).  The Proposed Purchaser may terminate the Purchase Agreement under certain circumstances, including if (i) the Bankruptcy Court has not confirmed the joint plan of reorganization (the “Plan”) by the Filing Date plus one hundred five (105) days, (ii) the Bankruptcy Court denies the motion for entry of the bidding procedures order, fails to approve the Break Up Fee or the Expense Reimbursement, or fails to enter the bidding procedures order by the Filing Date plus thirty (30) days, (iii) the Company has breached any representation, warranty or covenant in the Purchase Agreement in any material respect and such breach results in a material adverse effect and the Company has failed to cure such breach with a reasonable time period after receiving written notice from the Proposed Purchaser of such breach, (iv) the Chapter 11 Cases have been converted to cases under Chapter 7 of the Bankruptcy Code, (v) the Chapter 11 Cases have been dismissed, (vi) a trustee or examiner with managerial powers is appointed, other than at the request of the Proposed Purchaser, under Bankruptcy Code Section 1104 and such trustee or examiner takes any action to interfere with or impair the transactions contemplated by the Purchase Agreement, (vii) the Company enters into an alternative transaction to the Purchase Agreement,

(viii) the Company takes affirmative steps to effect an alternative transaction (except as otherwise provided in the bidding procedures order), or (ix) any event, circumstance, condition, fact, effect or other matter has occurred or exists which would, or would be reasonably likely to, give rise to the failure of any of the conditions precedent to the obligations of the Proposed Purchaser and can not be cured within five (5) business days prior to closing.  Consummation of the transactions contemplated by the Purchase Agreement is subject to higher and better offers received in a Bankruptcy Court-supervised auction, approval of the Bankruptcy Court and other customary closing conditions.  The Company can terminate the Purchase Agreement under certain circumstances, including if the Proposed Purchaser has breached any representation, warranty or covenant in any material respect and the Proposed Purchaser has failed to cure such breach within five (5) business days after receiving written notice from the Company of such breach.  The Company and the Proposed Purchaser can each terminate the Purchase Agreement under certain circumstances if the closing has not occurred on or before the 11th day after entry of the confirmation order in the Chapter 11 Cases and also if certain of the purchase price adjustments relating generally to title defects, title benefits, environmental matters, retained properties and casualty losses exceed a downward adjustment of greater than twenty percent (20%) of the Purchase Price.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is herein incorporated by reference.  The Purchase Agreement has been included to provide information regarding its terms.  It is not intended to provide any other factual information about the Debtors.  The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specified dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to the Company’s investors and security holders.

Plan Support and Lock-Up Agreement

In order to expedite the restructuring and reorganization of the Debtors as contemplated in the Purchase Agreement and as discussed in Item 1.03 of this Current Report on Form 8-K, the Company and those lenders (the “Supporting Lenders”) who hold at least two-thirds of the outstanding principal amount pursuant to the Credit Agreement and who constitute more than one-half of the number of lenders under the Credit Agreement entered into a Plan Support and Lock-Up Agreement (the “Plan Support Agreement”) dated as of September 30, 2009 which contains as exhibits a draft of the Plan and a draft of the disclosure statement (the “Disclosure Statement”).  The Plan Support Agreement requires the Supporting Lenders to (i) vote in favor of and support the Plan, (ii) vote against and not support any restructuring or reorganization that is not consistent with the Plan, and (iii) not (a) seek, solicit, support or encourage any other restructuring plan, (b) object to the Disclosure Statement or the solicitation of votes for the Plan or support any objection by any third party, or (c) take any action that is inconsistent with, or that would materially delay or obstruct the proposed solicitation, confirmation or consummation of, the Plan.

Under the Plan Support Agreement, the Debtors agree, among other things, to use reasonable commercial efforts to (i) file the Plan and Disclosure Statement no later than five (5) days after the Filing Date, (ii) obtain Bankruptcy Court approval of the Disclosure Statement no later than forty-five (45) days after the Filing Date, (iii) obtain confirmation of the Plan by the Bankruptcy Court within ninety (90) days of the Filing Date, and (iv) consummate the Purchase Agreement or another agreement entered into pursuant to the bidding procedures order within (11) days of confirmation of the Plan, and not take any action that is materially inconsistent with, or that would materially delay consummation of, either the restructuring of the Debtors or the effectiveness of the Plan.

The support of the Supporting Lenders under the Plan Support Agreement will terminate under certain circumstances, including among others, if (i) the sum of certain proposed adjustments to the Purchase Price with respect to title defects, environmental matters, retained properties and casualty losses exceeds $5 million, (ii) the sum of certain allowed administrative and priority claims exceeds the specified reserve for administrative and priority claims, (iii) the Debtors file a plan of reorganization that is different from the Plan or shall modify or amend the Plan in any material respect without the written consent of the Administrative Agent, (iv) the Bankruptcy Court enters a cash collateral order or budget without the written consent of the required lenders that is materially different from those agreed upon by the Supporting Lenders and the Debtors, (v) the Plan shall not have been confirmed by the Bankruptcy Court in accordance with its terms within one hundred and five (105) days of the Filing Date, (vi) the Company shall withdraw or revoke the Plan or shall publicly announce its intention not to pursue confirmation of the Plan, (vii) a trustee shall have been appointed in any of the Chapter 11 Cases, any of the Chapter 11 Cases shall have been converted to cases under Chapter 7 of the Bankruptcy Code or any of the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court, or (viii) the Plan shall not have been substantially consummated in accordance with its terms within one hundred twenty (120) days of the Filing Date.

The foregoing description of the Plan Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Plan Support Agreement, a copy of which is attached hereto as Exhibit 2.2 and is herein incorporated by reference.

Item 1.03.                  Bankruptcy or Receivership.

On October 1, 2009, the Debtors filed the Chapter 11 Cases in the Bankruptcy Court.  The Chapter 11 Cases are being jointly administered under the caption “In re: Edge Petroleum Corporation, et al.,” Case No. 09-20644(RSS).

The Debtors remain in possession of their assets, and will continue to manage and operate their businesses and properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with Bankruptcy Code sections 1107 and 1108 and other applicable provisions of the Bankruptcy Code, which require, among other things, Bankruptcy Court approval of certain matters outside the ordinary course of business.  During the bankruptcy process, the Company intends to use cash flow from operations to provide working capital and financial resources necessary to allow business operations to continue as normal, including meeting obligations to employees and certain vendors, customers and others.

While no trustee, examiner, or official committee has been appointed, there can be no assurance that the Debtors will remain in possession of their assets and control of their businesses as debtors-in-possession and that a trustee will not be appointed to operate the businesses of the Debtors.  The Debtors’ current business relationships and arrangements, and the Debtors’ ability to negotiate future business arrangements may be adversely affected by the filing of the Chapter 11 Cases.

The Company’s management would like to inform investors of its strong belief that it is likely that there will be no value for its common stockholders or its 5.75% series A cumulative convertible perpetual preferred stockholders in the bankruptcy process, even under the most optimistic of scenarios and that the Plan does not currently contemplate such holders’ receiving any recovery absent a substantially higher and better offer for the Equity Interests which is sufficient to pay the Company’s secured and unsecured creditors in full (and with respect to the common stock to pay the liquidation preference on the 5.75% series A cumulative convertible perpetual preferred stock). In this regard, stockholders of a company in Chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied. In this case and based on the expected proceeds from the sale of the Equity Interests which is substantially less than the amount the Company’s secured and unsecured creditors are owed, the Company’s management strongly believes all such claims will not be fully satisfied, leading to its belief that the Company’s common stock and 5.75% series A cumulative convertible perpetual preferred stock will have no value.

The Company again urges investors to read our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 which we filed on August 6, 2009 and in particular to see “Item 1A - Risk Factors” included therein for a discussion of various risks associated with the bankruptcy process and the potential impact of those events on both our common stock and our 5.75% series A cumulative convertible perpetual preferred stock.

First Day Motions

On the Filing Date, the Company filed motions for an order granting authority to sell the Equity Interests, establishing bidding and auction procedures pursuant to Bankruptcy Code Sections 105, 363, 365 and 1123(b), designating the Proposed Purchaser as the “stalking horse bidder”, approving the Break Up Fee and the Expense Reimbursement and setting a hearing date to approve the sale of the Equity Interests.  After entry of the bid procedures order approving the bidding and auction process for all of the Equity Interests, or substantially all of the Debtors’ assets, the Debtors intend to engage in an auction process with any and all interested parties.  The Company intends to request the Bankruptcy Court to approve the sale to the highest and best bid at the auction.

The Company has filed the Plan and the Plan is subject to confirmation by the Bankruptcy Court and the approval of at least one of the impaired classes.  The Company expects the Bankruptcy Court to enter a ruling on the Plan in early December 2009.

Item 2.04.      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default under the Credit Agreement.  In addition, the Company failed to make the payment due under the Credit Agreement on or before September 30, 2009 which has resulted in an additional event of default under the Credit Agreement.  The total amount of principal, fees and interest outstanding under the Credit Agreement was approximately $227.6 million as of the Filing Date. On September 30, 2009 all obligations under the Credit Agreement became automatically and immediately due and payable.  However, the ability of the secured creditors to seek remedies to enforce their rights under the Credit Agreement is automatically stayed as a result of the filing of the Chapter 11 Cases.  The automatic stay invoked by the filing of the Chapter 11 Cases effectively precludes any actions by the Company’s secured creditors to collect, assert, or recover a claim against the Debtors, subject to the applicable provisions of the Bankruptcy Code and orders granted by the Bankruptcy Court.

Item 7.01       Regulation FD Disclosure.

Additional information regarding the Chapter 11 Cases is available on the internet at www.edgepet.com.  Court filings and claims information are available at www.kccllc.net/edgepetroleum.

Item 8.01       Other Events.

On October 2, 2009, the Company issued a press release relating to the signing of the Purchase and Sale Agreement, entry into the Plan Support Agreement and the filing of the Chapter 11 Cases, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Purchase and Sale Agreement dated September 30, 2009 between the Company, EPEX, Miller, EPOC, EPPC, Miller Oil and PGP Gas Supply Pool No. 3 LLC

The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to this Exhibit 2.1 to the Commission upon request.

2.2

Plan Support Agreement dated September 30, 2009 among the Company, the Subsidiaries and the Supporting Lenders

The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to this Exhibit 2.2 to the Commission upon request.

99.1	Press release dated October 2, 2009 announcing signing of the Purchase and Sale Agreement, entry into the Plan Support Agreement and filing of the Chapter 11 Cases

Forward-Looking Statements

This Form 8-K and the related exhibits may contain forward-looking information and statements regarding the Company. Any statements included in this Form 8-K and related exhibits that address activities, events or developments that the Company expects, believes, plans, projects, estimates or anticipates will or may occur in the future are forward-looking statements (including statements relating to the Chapter 11 Cases, the Plan Support Agreement, the Company’s ability to close the transactions contemplated by the Purchase Agreement with the Proposed Purchaser or another purchaser, expected proceeds to be received upon the sale of the Equity Interests and the value of the common and preferred stock of the Company). We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include:

•      our inability to continue business operations during the Chapter 11 proceeding;

•      our ability to obtain court approval of our plan of reorganization and various other motions we expect to file as part of the Chapter 11 proceeding;

•      our ability to consummate our plan of reorganization as currently planned;

•      risks associated with third party motions in the Chapter 11 proceeding, which may interfere with our reorganization as currently planned;

•      our ability to seek, obtain and approve a higher or better offer as the winning bid in the bankruptcy court auction process;

•      our ability to close a purchase and sale agreement, whether with the Proposed Purchaser or an offer from a higher and better bid.

•      the potential adverse effects of the Chapter 11 proceeding on our liquidity and results of operations;

•      our ability to retain and motivate key executives and other necessary personnel while seeking to implement our plan of reorganization;

•      our ability to continue as a going concern;

•      discussions with our bank lender group and our other creditors;

•      changes in general economic conditions;

•      uncertainties in reserve and production estimates;

•      unanticipated recovery or production problems;

•      unanticipated results from wells being planned, drilled or completed;

•      oil and natural gas prices and competition;

•      the impact of derivative positions;

•      production expense estimates;

•      cash flow estimates;

•      future financial performance;

•      planned capital expenditures; and

•      other matters that are discussed in the Company’s filings with the Securities and Exchange Commission.

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to the Company’s filings with the SEC, including Form 10-K for the year ended December 31, 2008, Form 10-Q for the quarters ended March 31, 2009, and June 30, 2098 and current reports on Form 8-K, for a discussion of these risks. The Company disclaims any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: October 1, 2009	By:	/s/ John W. Elias
John W. Elias Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1

Purchase and Sale Agreement dated September 30, 2009 between the Company, EPEX, Miller, EPOC, EPPC, Miller Oil and PGP Gas Supply Pool No. 3 LLC

The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to this Exhibit 2.1 to the Commission upon request.

2.2

Plan Support Agreement dated September 30, 2009 among the Company, the Subsidiaries and the Supporting Lenders

The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to this Exhibit 2.2 to the Commission upon request.

99.1	Press release dated October 2, 2009 announcing signing of the Purchase and Sale Agreement, entry into the Plan Support Agreement and filing of the Chapter 11 Cases